THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK
OF
NEURO-HITECH, INC.

Warrant No. _____	Issued on November 29, 2006
Void after November 29, 2016

This certifies that in connection with the Merger Agreement (as defined below), _______ is entitled, subject to the terms and conditions of this Warrant, to purchase from Neuro-Hitech, Inc., a Delaware corporation (the “Company”), at any time prior to November 29, 2016 (the “Expiration Date”) up to _________ shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”) at a price per share equal to the Warrant Price (as defined below), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous payment of the full Warrant Price for the shares of Common Stock so purchased in lawful money of the United States, or as otherwise provided herein. The Warrant Price and the number and character of shares of Common Stock purchasable under this Warrant are subject to adjustment as provided herein.

This Warrant is issued pursuant to the Agreement and Plan of Merger Agreement, dated of even date herewith, by and among the Company, QA Acquisition Corp., a Delaware corporation, QA Merger LLC, a Delaware limited liability company, Q-RNA, Inc., a Delaware corporation and Dr. David Dantzker, as “Representative” of the Stockholders (the “Merger Agreement”), and is subject to the indemnity provisions set forth in Section 9 of the Merger Agreement, which provide for the automatic adjustment of the number of shares of Common Stock subject to this Warrant in certain circumstances.

1. DEFINITIONS. Capitalized terms used in this Warrant and not otherwise defined herein shall have the meanings given to them in the Merger Agreement. The following definitions shall apply for purposes of this Warrant:

1.1 “Company” means the “Company” as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Warrant.

1.2 “Corporate Transaction” shall mean (i) an acquisition of the Company by another entity (the “Successor Entity”) by means of merger, consolidation or stock sale resulting in the disposition of the Common Stock for securities or other consideration issued, or caused to be issued, by the Successor Entity in which the holders of the Common Stock then hold, directly or indirectly, less than fifty percent (50%) of the voting securities of the Successor Entity or (ii) a sale by the Company of all or substantially all of its assets to the Successor Entity in which the holders of the Common Stock then hold, directly or indirectly, less than fifty percent (50%) of the voting securities of the Successor Entity.

1.3 “Fair Market Value” on any day shall mean (a) if shares of Common Stock are listed or admitted for trading on a national securities exchange, the reported last sales price or, if no such reported sale occurs on such day, the average of the closing bid and asked prices on such day, in each case on the principal national securities exchange on which the Common Stock are listed or admitted to trading, (b) if shares of Common Stock are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by Nasdaq or any comparable system or, if not so reported, as reported by any New York Stock Exchange member firm selected by the Company for such purpose or (c) if no such quotations are available on such day, the fair market value of one share of Common Stock on such day as determined in good faith by the Board of Directors of the Company.

1.4 “Holder” means any person who shall at the time be the registered holder of this Warrant.

1.5 “Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

1.6 “Warrant Price” means $18.00 per share. The Warrant Price is subject to adjustment as provided herein.

2. EXERCISE.

2.1 Timing and Method of Exercise.

(a) Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant on any business day before the Expiration Date for up to _______________ shares of Common Stock, by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by the Holder, and payment of an amount equal to the product obtained by multiplying (i) the number of shares of Common Stock to be purchased by the Holder by (ii) the Warrant Price or adjusted Warrant Price therefor, if applicable, as determined in accordance with the terms hereof.

(b) Cashless Exercise. In lieu of exercising this Warrant as hereinabove permitted, immediately prior to the closing of a Corporate Transaction the Holder may elect to exercise this Warrant or a portion hereof and to pay for the Common Stock issuable upon such exercise by way of cashless exercise by surrendering this Warrant at the principal executive office of the Company, together with the subscription form attached hereto electing cashless exercise, in which event the Company shall, immediately prior to such closing, issue to the Holder that number of shares of Common Stock computed using the following formula:

X= Y x (A-B)
A

Where:

X equals the number of shares of Common Stock to be issued to the Holder;

Y equals the number of shares of Common Stock purchasable under the Warrant, or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised at the date of such calculation;

A equals the Fair Market Value (at the date of such calculation) of one share of Common Stock; and

B equals the Warrant Price.

2.2 Form of Payment. Except as otherwise provided in Section 2.1(b) above, payment may be made by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing.

2.3 No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the difference between the Fair Market Value and the Warrant Price.

2.4 Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, the Holder shall execute the subscription form attached hereto as Exhibit 1, confirming and acknowledging that the representations and warranties made by the Holder in the “accredited investor” questionnaire described in Section 7.15 of the Merger Agreement are true and correct as of the date of exercise.

3. ISSUANCE OF STOCK. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

4. ADJUSTMENT PROVISIONS. The number and character of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment pursuant to the terms of the indemnity provisions of the Merger Agreement and upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:

4.1 Adjustment for Stock Splits and Stock Dividends. The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividend, stock split or reverse stock split, or other similar event affecting the number of outstanding shares of Common Stock (or such other stock or securities).

4.2 Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable respect to the Common Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Sections 4.1 or 4.3) or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Common Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

4.3 Adjustment for Reorganization, Consolidation, Merger. In case of any recapitalization or reorganization of the Company after the date of this Warrant, or in case, after such date, the Company shall consolidate with or merge into another corporation, then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in Section 2), at any time after the consummation of such recapitalization, reorganization, consolidation or merger, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such recapitalization, reorganization, consolidation or merger if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the successor or purchasing corporation in such reorganization, consolidation or merger (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation or merger.

4.4 Conversion of Stock. In case all the authorized Common Stock of the Company is converted, pursuant to the Company’s certificate of incorporation, into other securities or property of the Company, or the Common Stock otherwise ceases to exist, then, in such case, the Holder, upon exercise of this Warrant at any time after the date on which the Common Stock is so converted or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the “Former Number of Shares of Common Stock”), the stock and other securities and property which the Holder would have been entitled to receive upon the Termination Date if the Holder had exercised this Warrant with respect to the Former Number of Shares of Common Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Warrant).

4.5 Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Warrant Price or the number of shares of Common Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

4.6 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Common Stock issuable upon its exercise.

4.7 Reservation of Stock. The Company shall at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. If at any time the number of shares of Common Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose. All shares of Common Stock issued upon exercise of the Warrant shall be validly issued, fully paid and nonassessable.

5. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

6. NO IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

7. TRANSFER. Neither this Warrant nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion. The rights and obligations of the Company and the Holder under this Warrant and the Merger Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

8. GOVERNING LAW. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Warrant, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

9. HEADINGS. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

10. NOTICES. Any notice or other communication required or permitted to be given under this Warrant will be in writing, will be delivered personally or by registered or certified mail, postage prepaid and will be deemed given upon delivery, if delivered personally, or three days after deposit in the mails, if mailed, to the address indicated for the Holder on the signature page to this Warrant, or in the case of the Company, at One Penn Plaza, Suite 2514, New York, NY 10119, Attn: Chief Financial Officer, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties

11. AMENDMENT; WAIVER. This Warrant and all other Warrants issued under the Merger Agreement may be amended and provisions may be waived by the Company and the warrant holders of at least a majority of the Common Stock underlying the Warrants. Any amendment or waiver effected in accordance with this Section shall be binding upon the Holder and each future holder of such securities, and the Company.

12. SEVERABILITY. If any provision of this Warrant, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Warrant and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

13. TERMS BINDING. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first above written.

THE COMPANY:

NEURO-HITECH, INC.

By:
Name: David Barrett
Title: Chief Financial Officer

EXHIBIT 1

FORM OF SUBSCRIPTION
(To be signed only upon exercise of Warrant)

To: Neuro-Hitech, Inc.

(1) The undersigned Holder hereby elects to purchase         shares of Common Stock of Neuro-Hitech, Inc. (the “Warrant Stock”), pursuant to the terms of the attached Warrant, and:

_______ tenders herewith payment of the purchase price for such shares in full; or

_______ elects cashless exercise pursuant to Section 2.1(b) of the attached Warrant.

(Please check one)

(2) In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations made by the Holder in the “accredited investor” questionnaire described in Section 7.15 of the Merger Agreement (as defined in the Warrant) continue to be true and correct as of this date.

(3) Please issue a certificate or certificates representing such shares of Warrant Stock in the name specified below:

(Name)

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

(Date)